UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 11, 2016

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 11, 2016, Viad Corp (the “Company”), in the ordinary course of its business, acquired the business (the “Business”) of ON Event Services, LLC (the “Seller”) for an aggregate purchase price of up to $92,500,000 in cash, subject to certain adjustments, which includes earn-out consideration of up to $5.5 million based on the 2016 financial performance of the Business. The assets of the Business acquired by the Company include certain personal property and equipment, intellectual property, accounts receivable, inventory, prepaid expenses, contract rights, and other tangible and intangible property related to the Business.

None of the members of the Seller have a material relationship with the Company or its affiliates other than in respect of the transactions resulting in the Company’s acquisition of the Business. Certain officers of the Seller have become employees of the Company and have remained part of the leadership team for the Business.

Item 7.01 REGULATION FD DISCLOSURE

On August 11, 2016, the Company issued a press release, attached hereto as Exhibit 99 (the “Press Release”), announcing the acquisition of the Business. The Press Release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The Press Release contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 8.01 OTHER EVENTS

On August 11, 2016, the Company acquired the Business for an aggregate purchase price of up to $92,500,000 in cash, subject to certain adjustments, which includes earn-out consideration of up to $5.5 million based on the 2016 financial performance of the Business. The Business provides audio-visual services for live events in the United States, including audio, video, lighting, mapping, and scenic design services. The Company financed its acquisition of the Business by borrowing under the Company’s $300,000,000 revolving credit facility.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99 – Press release dated August 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

August 11, 2016	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer